As filed with the Securities and Exchange Commission on December 26, 2000
                                                          Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                             BLACK HILLS CORPORATION
               (FORMERLY KNOWN AS BLACK HILLS HOLDING CORPORATION)
             (Exact name of registrant as specified in its charter)
                                  ------------

    South Dakota                    4911                    46-0458824
   (State or other       (Primary Standard Industrial    (I.R.S. Employer
jurisdiction of incorp-   Classification Code Number)   Identification Number)
oration or organization)          ------------

                                625 Ninth Street
                                  P.O. Box 1400
                         Rapid City, South Dakota 57709
                                 (605) 721-1700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
                                  ------------

                               Daniel P. Landguth
                            Chairman of the Board and
                             Chief Executive Officer
                                625 Ninth Street
                                 P.O. Box 1400
                         Rapid City, South Dakota 57709
                                 (605) 721-1700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

                                  ------------

                                 WITH COPIES TO:
 Robert J. Melgaard, Esq.          John K. Nooney, Esq.                Vincent J. Pisano, Esq.
    Conner & Winters,       Morrill Thomas Nooney & Braun, LLP    Skadden, Arps, Slate, Meagher &
A Professional Corporation           625 Ninth Street                         Flom LLP
3700 First Place Tower                P.O. Box  8108                      Four Times Square
  15 East Fifth Street                  Rapid City,                           New York,
 Tulsa, Oklahoma 74103               South Dakota 57709                     New York 10036

                                  ------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: | |

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: |X|

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

       If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. | |


                                               CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                           PROPOSED
                                                                            MAXIMUM         PROPOSED MAXIMUM       AMOUNT OF
             TITLE OF EACH CLASS OF                      AMOUNT TO BE    OFFERING PRICE         AGGREGATE         REGISTRATION
          SECURITIES TO BE REGISTERED(1)                 REGISTERED(1)     PER UNIT(1)     OFFERING PRICE(1)(2)      FEE
---------------------------------------------------------------------------------------------------------------------------------
    Debt Securities.............................

    Preferred Stock.............................

    Common Stock ($1.00 par value)..............

    Warrants....................................

                                           TOTAL         $400,000,000         100%             $400,000,000         $100,000
=================================================================================================================================


(1) Certain information as to each class of securities being registered is not specified in accordance with General Instruction II.D. to Form S-3. Subject to footnote (2) below, there is being registered for issuance and sale from time to time, an indeterminate principal amount of debt securities (including senior debt securities and subordinated debt securities), an indeterminate number of shares of preferred stock and common stock, and an indeterminate number of warrants. In addition, these securities may be issued upon conversion, redemption, or exercise of debt securities, preferred stock, and/or warrants. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $400,000,000. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

                              ---------------------

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     ===========================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED DECEMBER 26, 2000

                                  $400,000,000

                             BLACK HILLS CORPORATION


                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES
                                 PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS

                              ---------------------




         By this prospectus, we may offer up to $400,000,000 of senior debt securities, subordinated debt securities, preferred stock, common stock and warrants on terms to be determined at the time of sale.

         We will provide the specific terms of these securities in supplements to this prospectus. Before you invest, you should carefully read this prospectus and any supplements to this prospectus.

         Our common stock is listed on The New York Stock Exchange under the symbol "BKH."

         THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES. THESE RISK FACTORS WILL BE DISCUSSED IN DETAIL IN EACH SUPPLEMENT TO THIS PROSPECTUS UNDER THE HEADING "RISK FACTORS." YOU SHOULD REVIEW THAT SECTION OF THE PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF MATTERS THAT INVESTORS IN OUR SECURITIES SHOULD CONSIDER.

                              ---------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

                 The date of this prospectus is              .

                                TABLE OF CONTENTS


                                                    PAGE                                                              PAGE
                                                    ----                                                              ----
About This Prospectus...............................  2           Description of Subordinated Debt Securities.........  13

Where You Can Find More Information.................  2           Description of Capital Stock........................  20

Black Hills Corporation.............................  4           Description of Warrants.............................  25

Ratios of Earnings to Fixed Charges and Earnings                  Plan of Distribution................................  28
    to Fixed Charges and Preferred Stock
    Dividends......................................   6           Legal Opinions......................................  30

Use of Proceeds.....................................  6           Experts.............................................  30

Description of Senior Debt Securities...............  7


                       -----------------------------------




         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT MAY ONLY BE ACCURATE ON THE DATE OF THOSE DOCUMENTS.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information." Unless the context otherwise requires, references in this prospectus to "Black Hills," "we," "us" and "our" refer to Black Hills Corporation and all of its subsidiaries collectively.

                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments, supplements, schedules and exhibits to the registration statement, referred to as the registration statement) that we have filed with the SEC under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all the information which is in the registration statement. Certain parts of the registration statement are omitted as allowed by the rules and regulations of the SEC. We refer you to the registration statement for further information about our company and the securities offered by this prospectus. Statements contained in this prospectus concerning the provisions of documents are not necessarily complete, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

         We also file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement and the reports and other information we file with the SEC at the public reference room maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The same information will be available for inspection and copying at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a Web site which provides online access to reports, proxy and information statements and other information regarding companies that file electronically with the SEC at the address http://www.sec.gov.

         The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus and any prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below that we or our predecessor have previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering made under this prospectus:

       - Our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1999;

       - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000; and

       - Our Current Reports on Form 8-K filed on July 24, 2000 and December 26, 2000.

         These filings have not been included in or delivered with this prospectus. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

         Black Hills Corporation
         625 Ninth Street
         P. O. Box 1400
         Rapid City, South Dakota 57709
         Attention:  Investor Relations
         (605) 721-1700

         The reports, proxy statements and other information we file with the SEC can also be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10002. For more information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

                             BLACK HILLS CORPORATION

GENERAL

       On December 22, 2000, we completed the formation of a holding company that allows us to pursue, through separate subsidiaries, business opportunities in markets that are both regulated and unregulated. The securities offered by this prospectus are securities of the new holding company, Black Hills Corporation.

OUR BUSINESS

       We are a diversified energy company operating in the United States with three major business groups - electric utility, independent energy and communications.

         ELECTRIC UTILITY

       Our electric utility group, which operates through Black Hills Power, Inc., is engaged in the generation, purchase, transmission and sale of electricity to approximately 58,000 customers, of which approximately 90% are located in South Dakota, with the remainder located in Wyoming and Montana. We meet the needs of our customers for electric power through our owned generating capacity of coal-, oil- and natural gas-fired generating units providing 393 megawatts of power, and through contract purchases.

       INDEPENDENT ENERGY

       Our independent energy group consists of three units:

       -      fuel production;

       -      fuel marketing and transportation; and

       -      independent power production.

       FUEL PRODUCTION. As of December 31, 1999, we had 277 million tons of low-sulfur, sub-bituminous coal reserves at our Wyodak mine located near Gillette, Wyoming that provides coal directly to three on-site electric generation facilities. Our oil and gas exploration and production unit operates approximately 298 oil and gas wells, all in Wyoming, and owns working interests in another 309 wells located in California, Montana, North Dakota, Texas, Wyoming, Louisiana and Oklahoma and operated by others. As of December 31, 1999, we had reserves of 4.1 million barrels of oil and 19.5 billion cubic feet of natural gas, with approximately 60% of our current production consisting of natural gas.

       FUEL MARKETING AND TRANSPORTATION. Our fuel marketing and transportation unit offers wholesale natural gas, crude oil and coal marketing and risk management products and services to customers in the East Coast, Midwest, Southwest, Rocky Mountain, West Coast and Northwest regions of the United States. Our customers include natural gas distribution companies, municipalities, industrial users, oil and gas producers, electric utilities and coal mines. Our average daily marketing volumes for the 12 months ended September 30, 2000 were 676,000 million British thermal units of natural gas, 33,400 barrels of oil and 4,700 tons of coal.

       INDEPENDENT POWER PRODUCTION. Our independent power unit acquires, develops and operates unregulated power plants. In July 2000, we expanded our presence in the independent power business by completing the acquisition of Indeck Capital, Inc. The acquisition and subsequent additions provide us with varying interests in 15 operating independent gas-fired and hydroelectric power plants in California, New York, Massachusetts, Colorado and Idaho with a total net ownership interest of approximately 245 megawatts, and minority interests in power-related funds with investments in over 35 power projects throughout the United States and in various foreign countries. We have an additional net ownership interest of approximately 230 megawatts of generation capacity in various stages of development and construction.

       COMMUNICATIONS

       Our majority-owned communications unit, known as Black Hills FiberCom, offers a full suite of local and long distance telephone service, expanded cable television service, cable modem Internet access and high-speed data and video services to residential and business customers.

OUR EXECUTIVE OFFICES

       We are incorporated in South Dakota and our headquarters and principal executive offices are located at 625 Ninth Street, P.O. Box 1400, Rapid City, South Dakota 57709.

               RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
                   FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends. The ratios were computed by dividing earnings by either fixed charges or combined fixed charges and preferred stock dividends. For this purpose, earnings include income before income taxes, fixed charges and distributed income of equity investees (excluding capitalized interest and a minority interest in pre-tax income of subsidiaries that have not incurred fixed charges). Fixed charges include interest expense, amortization of debt expense and interest capitalized during the period.


                                                                                         Nine Months
                                                                                            Ended
                                                        Years Ended December 31,         September 30,
                                              ----------------------------------------  --------------
                                              1995     1996     1997     1998     1999       2000
                                              ----     ----     ----     ----     ----       ----
Ratio of earnings to fixed charges....        3.56     4.14     4.31     3.55     4.23       2.72

Ratio of earnings to fixed
charges and preferred stock
dividends.............................        3.56     4.14     4.31     3.55     4.23       2.71


       We issued 4,000 shares of preferred stock in July 2000. No shares of preferred stock were outstanding during any of the periods prior to July 2000.

                                 USE OF PROCEEDS

       Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus for working capital and general corporate purposes, which may include:

       -      repayment of outstanding debt;

       -      capital expenditures;

       -      acquisitions;

       -      investments; and

       -      other business opportunities.

                      DESCRIPTION OF SENIOR DEBT SECURITIES

GENERAL

       The following description applies to the senior debt securities offered by this prospectus. The senior debt securities will be direct, unsecured obligations of Black Hills and will rank on a parity with all of our outstanding unsecured senior indebtedness. The senior debt securities may be issued in one or more series. The senior debt securities will be issued under an indenture between us and the trustee specified in the applicable prospectus supplement.

       The statements under this caption are brief summaries of certain provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.

       The following material describes certain general terms and provisions of the senior debt securities to which any prospectus supplement may relate. The particular terms of any senior debt security and the extent, if any, to which these general provisions may apply to such senior debt securities will be described in the prospectus supplement relating to the senior debt securities.

       The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under it. Rather, the indenture provides that senior debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Senior debt securities may be denominated in any currency or currency unit we designate. Neither the indenture nor the senior debt securities will limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.

       Senior debt securities of a series may be issuable in registered form without coupons ("Registered Securities") or in the form of one or more global securities in registered form (each a "Global Security").

       You must review the prospectus supplement for a description of the following terms, where applicable, of each series of senior debt securities for which this prospectus is being delivered:

       -    the title of the senior debt securities;

       - the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the senior debt securities;

       -    the priority of payment of the senior debt securities;

       - the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the senior debt securities will be issued;

       - the date or dates on which the principal of the senior debt securities will be payable;

       - the interest rate or rates, which may be fixed or variable, for the senior debt securities, if any, or the method of determining the same;

       - the date or dates from which interest, if any, on the senior debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

       - the extent to which any of the senior debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global senior debt security will be paid;

       - each office or agency where the senior debt securities may be presented for registration of transfer or exchange;

       - the place or places where the principal of and any premium and interest on the senior debt securities will be payable;

       - the date or dates, if any, after which the senior debt securities may be redeemed or purchased in whole or in part, (1) at our option or (2) mandatorily pursuant to any sinking, purchase or similar fund or (3) at the option of the holder, and the redemption or repayment price or prices;

       - the terms, if any, upon which the senior debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness or of any other issuer or obligor and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

       - the authorized denomination or denominations for the senior debt securities;

       - the currency, currencies or units based on or related to currencies for which the senior debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the senior debt securities may be payable;

       - any index used to determine the amount of payments of principal of and any premium and interest on the senior debt securities;

       - the payment of any additional amounts with respect to the senior debt securities;

       - whether any of the senior debt securities will be issued as Original Issue Discount Securities (as defined below);

       -    information with respect to book-entry procedures, if any;

       - any additional covenants or events of default not currently included in the indenture relating to the senior debt securities; and

       - any other terms of the senior debt securities not inconsistent with the provisions of the indenture.

       If any of the senior debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of senior debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of senior debt securities and those currencies or currency units will be described in the applicable prospectus supplement.

       A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

       Senior debt securities may be issued as original issue discount senior debt securities which bear no interest or interest at a rate which at the time of issuance is below market rates ("Original Issue Discount Securities"), to be sold at a substantial discount below their stated principal amount due at the stated maturity of the senior debt securities. There may be no periodic payments of interest on Original Issue Discount Securities. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder of the Original Issue Discount Security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the Original Issue Discount Security. Federal income tax considerations with respect to Original Issue Discount Securities will be described in the applicable prospectus supplement.

REGISTRATION AND TRANSFER

       Unless otherwise indicated in the applicable prospectus supplement, senior debt securities will be issued only as Registered Securities. Senior debt securities issued as Registered Securities will not have interest coupons.

       Registered Securities (other than a Global Security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other senior debt securities of the same series at the office of the security registrar specified in the indenture. The indenture provides that, with respect to Registered Securities having The City of New York as a place of payment, we will appoint a security registrar or co-security registrar located in The City of New York for such transfer or exchange. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.

BOOK-ENTRY SENIOR DEBT SECURITIES

       Senior debt securities of a series may be issued in whole or in part in the form of one or more Global Securities. Each Global Security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global Securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a Global Security may not be transferred except as a whole by the depositary for the Global Security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of senior debt securities will be described in the applicable prospectus supplement.

PAYMENT AND PAYING AGENTS

       Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on Registered Securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:

           - check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

           - wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

       Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such senior debt security is registered at the close of business on the regular record date for such payment.

CONSOLIDATION, MERGER OR SALE OF ASSETS

       The indenture relating to the senior debt securities provides that we may, without the consent of the holders of any of the senior debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

           - any successor assumes our obligations on the senior debt securities and under the indenture; and

           - after giving effect to the consolidation, merger or transfer, no Event of Default (as defined in the indenture) will have happened and be continuing.

       Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an Event of Default which would entitle holders of the senior debt securities, or the trustee acting on their behalf, to take any of the actions described below under "--Events of Default, Waivers, Etc."

LEVERAGED AND OTHER TRANSACTIONS

       The indenture and the senior debt securities do not contain provisions which would protect holders of the senior debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of senior debt securities.

MODIFICATION OF THE INDENTURE

       The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the senior debt securities. However, no modification or alteration may be made without the consent of the holder of each senior debt security affected which would, among other things,

           - modify the terms of payment of principal of or any premium or interest on the senior debt securities; or

           - reduce the percentage in principal amount of outstanding senior debt securities required to modify or alter the indenture.

EVENTS OF DEFAULT, WAIVERS, ETC.

       An "Event of Default" with respect to senior debt securities of any series is defined in the indenture to include:

           (1) default in the payment of principal of or any premium on any of the outstanding senior debt securities of that series when due;

           (2) default in the payment of interest on any of the outstanding senior debt securities of that series when due and continuance of such default for 30 days;

           (3) default in the performance of any of our other covenants in the indenture with respect to the senior debt securities of such series and continuance of such default for 90 days after written notice;

           (4) certain events of bankruptcy, insolvency or reorganization relating to us; and

           (5) any other event that may be specified in a prospectus supplement with respect to any series of senior debt securities.

       If an Event of Default with respect to any series of outstanding senior debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of such series may declare the principal amount (or if such senior debt securities are Original Issue Discount Securities, the portion of the principal amount as may be specified in the terms of that series) of all senior debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series may waive an Event of Default resulting in acceleration of the senior debt securities, but only if all Events of Default with respect to senior debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

       If an Event of Default occurs and is continuing, the trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the senior debt securities of such series. Prior to acceleration of maturity of the outstanding senior debt securities of any series, the holders of a majority in aggregate principal amount of the senior debt securities may waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the senior debt securities of that series.

       The indenture provides that upon the occurrence of an Event of Default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holder of any senior debt security, the whole amount then due and payable on the affected senior debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.

       The indenture also provides that notwithstanding any of its other provisions, the holder of any senior debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the senior debt securities when due and that such right will not be impaired without the consent of such holder.

       We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the senior debt securities.

SATISFACTION AND DISCHARGE

       The indenture provides, among other things, that when all senior debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the senior debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel required under the indenture. At such time we will be deemed to have satisfied and discharged the indenture.

GOVERNING LAW

       The indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEE

       Information concerning the trustee for a series of senior debt securities will be set forth in the prospectus supplement relating to such series of senior debt securities.

       We may have normal banking relationships with the trustee in the ordinary course of business.

                   DESCRIPTION OF SUBORDINATED DEBT SECURITIES

GENERAL

       The following description applies to the subordinated debt securities offered by this prospectus. The subordinated debt securities will be unsecured, subordinated obligations of Black Hills. The subordinated debt securities may be issued in one or more series. The subordinated debt securities will be issued under an indenture between us and the trustee specified in the applicable prospectus supplement.

       The statements under this caption are brief summaries of certain provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.

       The following material describes certain general terms and provisions of the subordinated debt securities to which any prospectus supplement may relate. The particular terms of any subordinated debt security and the extent, if any, to which these general provisions may apply to such subordinated debt securities will be described in the prospectus supplement relating to the subordinated debt securities.

       The indenture does not limit the aggregate principal amount of subordinated debt securities which may be issued under it. Rather, the indenture provides that subordinated debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Subordinated debt securities may be denominated in any currency or currency unit we designate. Neither the indenture nor the subordinated debt securities will limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.

       Subordinated debt securities of a series may be issuable in the form of Registered Securities or Global Securities.

       You must review the prospectus supplement for a description of the following terms, where applicable, of each series of subordinated debt securities for which this prospectus is being delivered:

           -      the title of the subordinated debt securities;

           - the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the subordinated debt securities;

           - the priority of payment of the subordinated debt securities;

           - the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the subordinated debt securities will be issued;

           - the date or dates on which the principal of the subordinated debt securities will be payable;

           - the interest rate or rates, which may be fixed or variable, for the subordinated debt securities, if any, or the method of determining the same;

           - the date or dates from which interest, if any, on the subordinated debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

           - the extent to which any of the subordinated debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global subordinated debt security will be paid;

           - each office or agency where the subordinated debt securities may be presented for registration of transfer or exchange;

           - the place or places where the principal of and any premium and interest on the subordinated debt securities will be payable;

           - the date or dates, if any, after which the subordinated debt securities may be redeemed or purchased in whole or in part, (1) at our option or (2) mandatorily pursuant to any sinking, purchase or similar fund or (3) at the option of the holder, and the redemption or repayment price or prices;

           - the terms, if any, upon which the subordinated debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness or of any other issuer or obligor and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

           - the authorized denomination or denominations for the subordinated debt securities;

           - the currency, currencies or units based on or related to currencies for which the subordinated debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the subordinated debt securities may be payable;

           - any index used to determine the amount of payments of principal of and any premium and interest on the subordinated debt securities;

           - the payment of any additional amounts with respect to the subordinated debt securities;

           - whether any of the subordinated debt securities will be issued as Original Issue Discount Securities;

           -      information with respect to book-entry procedures, if any;

           -      the terms of subordination;

           - any additional covenants or events of default not currently included in the indenture relating to the subordinated debt securities; and

           - any other terms of the subordinated debt securities not inconsistent with the provisions of the indenture.

       If any of the subordinated debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of subordinated debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of subordinated debt securities and those currencies or currency units will be described in the applicable prospectus supplement.

       A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

       Subordinated debt securities may be issued as Original Issue Discount Securities, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the subordinated debt securities. There may be no periodic payments of interest on Original Issue Discount Securities. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder of the Original Issue Discount Security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the Original Issue Discount Security. Federal income tax considerations with respect to Original Issue Discount Securities will be described in the applicable prospectus supplement.

REGISTRATION AND TRANSFER

       Unless otherwise indicated in the applicable prospectus supplement, subordinated debt securities will be issued only as Registered Securities. Subordinated debt securities issued as Registered Securities will not have interest coupons.

       Registered Securities (other than a Global Security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other subordinated debt securities of the same series at the office of the security registrar specified in the indenture. The indenture provides that, with respect to Registered Securities having The City of New York as a place of payment, we will appoint a security registrar or co-security registrar located in The City of New York for such transfer or exchange. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.

BOOK-ENTRY SUBORDINATED DEBT SECURITIES

       Subordinated debt securities of a series may be issued in whole or in part in the form of one or more Global Securities. Each Global Security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global Securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a Global Security may not be transferred except as a whole by the depositary for the Global Security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of subordinated debt securities will be described in the applicable prospectus supplement.

PAYMENT AND PAYING AGENTS

       Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on Registered Securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:

           - check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

           - wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

       Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such subordinated debt security is registered at the close of business on the regular record date for such payment.

SUBORDINATION

       The subordinated debt securities will be subordinated and junior in right of payment to some of our other indebtedness (which may include senior indebtedness for money borrowed) to the extent described in the applicable prospectus supplement.

CONSOLIDATION, MERGER OR SALE OF ASSETS

       The indenture relating to the subordinated debt securities provides that we may, without the consent of the holders of any of the subordinated debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

           - any successor assumes our obligations on the subordinated debt securities and under the indenture; and

           - after giving effect to the consolidation, merger or transfer, no Event of Default (as defined in the indenture) will have happened and be continuing.

       Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an Event of Default which would entitle holders of the subordinated debt securities, or the trustee acting on their behalf, to take any of the actions described below under "--Events of Default, Waivers, Etc."

LEVERAGED AND OTHER TRANSACTIONS

       The indenture and the subordinated debt securities do not contain provisions which would protect holders of the subordinated debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of subordinated debt securities.

MODIFICATION OF THE INDENTURE

       The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding subordinated debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the subordinated debt securities. However, no modification or alteration may be made without the consent of the holder of each subordinated debt security affected which would, among other things,

           - modify the terms of payment of principal of or any premium or interest on the subordinated debt securities;

           - adversely modify the subordination terms of the subordinated debt securities; or

           - reduce the percentage in principal amount of outstanding subordinated debt securities required to modify or alter the indenture.

EVENTS OF DEFAULT, WAIVERS, ETC.

       An "Event of Default" with respect to subordinated debt securities of any series is defined in the indenture to include:

           (1) default in the payment of principal of or any premium on any of the outstanding subordinated debt securities of that series when due;

           (2) default in the payment of interest on any of the outstanding subordinated debt securities of that series when due and continuance of such default for 30 days;

           (3) default in the performance of any of our other covenants in the indenture with respect to the subordinated debt securities of such series and continuance of such default for 90 days after written notice;

           (4) certain events of bankruptcy, insolvency or reorganization relating to us; and

           (5) any other event that may be specified in a prospectus supplement with respect to any series of subordinated debt securities.

       If an Event of Default with respect to any series of outstanding subordinated debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of such series may declare the principal amount (or if such subordinated debt securities are Original Issue Discount Securities, the portion of the principal amount as may be specified in the terms of that series) of all subordinated debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may waive an Event of Default resulting in acceleration of the subordinated debt securities, but only if all Events of Default with respect to subordinated debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

       If an Event of Default occurs and is continuing, the trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding subordinated debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the subordinated debt securities of such series. Prior to acceleration of maturity of the outstanding subordinated debt securities of any series, the holders of a majority in aggregate principal amount of the subordinated debt securities may waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the subordinated debt securities of that series.

       The indenture provides that upon the occurrence of an Event of Default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holder of any subordinated debt security, the whole amount then due and payable on the affected subordinated debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.

       The indenture also provides that notwithstanding any of its other provisions, the holder of any subordinated debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the subordinated debt securities when due and that such right will not be impaired without the consent of such holder.

       We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the subordinated debt securities.

SATISFACTION AND DISCHARGE

       The indenture provides, among other things, that when all subordinated debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the subordinated debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel required under the indenture. At such time we will be deemed to have satisfied and discharged the indenture.

GOVERNING LAW

       The indenture and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEE

       Information concerning the trustee for a series of subordinated debt securities will be set forth in the prospectus supplement relating to such series of subordinated debt securities.

       We may have normal banking relationships with the trustee in the ordinary course of business.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

       Our authorized capital stock consists of (a) 100,000,000 shares of common stock, having a par value of $1 per share, and (b) 25,000,000 shares of preferred stock, without par value. As of October 31, 2000, 22,938,955 shares of common stock and 4,000 shares of preferred stock were outstanding.

COMMON STOCK

       The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Cumulative voting for the election of directors is allowed. Subject to preferences that may be applicable to any outstanding series of preferred stock, holders of common stock are entitled to receive equally dividends as they may be declared by our board of directors out of funds legally available for the payment of dividends. In the event of our liquidation or dissolution, holders of common stock are entitled to share equally in all assets remaining after payment of liabilities and the liquidation preference of any outstanding series of preferred stock.

       Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All of the outstanding shares of common stock are, and the shares of common stock we sell in any offering will be, duly authorized, validly issued, fully paid and nonassessable.

PREFERRED STOCK

       Our board of directors has the authority, without further action by our shareholders, to issue shares of undesignated preferred stock from time to time in one or more series and to fix the related number of shares and the designations, voting powers, preferences, optional and other special rights, and restrictions or qualifications of that preferred stock. The particular terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The rights, preferences, privileges and restrictions or qualifications of different series of preferred stock may differ from common stock and other series of preferred stock with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of additional series of preferred stock could:

           - decrease the amount of earnings and assets available for distribution to holders of common stock;

           - adversely affect the rights and powers, including voting rights, of holders of common stock; and

           - have the effect of delaying, deferring or preventing a change in control.

NO PAR PREFERRED STOCK, SERIES 2000-A. We currently have 4,000 shares of No Par Preferred Stock, Series 2000-A issued and outstanding. The shares of preferred stock currently issued and outstanding are cumulative, convertible, no par shares and are non-voting except as generally discussed below or as otherwise required by law. The holders of our preferred stock are entitled to receive cumulative quarterly cash dividends at a rate equal to 1% per year computed on the basis of $1,000 per share plus an amount equal to any dividend payable with respect to our common stock, multiplied by the number of shares of common stock into which each share of preferred stock is convertible. Dividends on our preferred stock must be paid or declared and set apart for payment before any dividends may be paid or declared and set apart for payment on our common stock. In addition, no dividend may be declared or paid with respect to our common stock unless the same dividend is declared and paid with respect to our preferred stock.

       We have the authority to redeem our preferred stock in whole or in part, at any time. The redemption price for the preferred stock is $1,000 per share plus all accrued and unpaid dividends. Each share of preferred stock is convertible at the option of the shareholder into shares of our common stock at any time prior to July 7, 2005 and, unless redeemed, will be automatically converted into shares of our common stock on July 7, 2005. Each share of preferred stock is convertible into 28.57 shares (the liquidation preference amount of $1,000 divided by the conversion price of $35.00 per share). Upon delivery to a shareholder of a notice of redemption, the conversion price will be adjusted to equal the lesser of the conversion price then in effect and the current market price of our common stock on the redemption notice date.

       The holders of our preferred stock are not entitled to any right to vote at any meeting of our shareholders for the election of directors except that whenever dividends accrued on the preferred stock remain unpaid in an amount equivalent to four quarterly dividends, but less than eight, the holders of the preferred stock, voting separately as one class for such purpose, will be entitled at the next succeeding annual meeting of shareholders to elect that number of directors as will constitute one-third of the then board members, and the holders of common stock will be entitled to elect the remaining directors. Whenever the accrued and unpaid dividends on the preferred stock become equivalent to or exceed eight quarterly dividends, the holders of the preferred stock, voting separately as one class for such purpose, will be entitled to elect at the next succeeding annual meeting of shareholders the smallest number of directors necessary to constitute a majority of our board, and the holders of common stock will be entitled to elect the remaining directors. After the accrued and unpaid dividends are paid, the holders of the preferred stock will be divested of these voting rights at the next succeeding annual meeting of shareholders.

       The consent of the holders of two-thirds of the outstanding shares of our preferred stock, voting separately as one class for such purpose, is required before we may:

           - create or increase the authorized amount of any other class of stock which will rank prior to the preferred stock in respect of dividends or assets;

           - reclassify shares of stock of any class ranking junior to the preferred stock in respect of dividends or assets, wholly or partially into shares of stock of any class ranking on a parity with or prior to the preferred stock in respect of dividends or assets;

           - sell all or substantially all of our property and assets to, or merge or consolidate into or with, any other company; or

           - make any distribution out of capital or capital surplus, other than dividends payable in stock ranking junior to the preferred stock in respect of dividends and assets, to holders of stock ranking junior to the preferred stock in respect of dividends or assets.

REGISTRATION RIGHTS

       In conjunction with our acquisition of Indeck Capital, Inc. in July 2000, we entered into a registration rights agreement with various new shareholders (namely, Gerald R. Forsythe, Michelle R.

Fawcett, Marsha Fournier, Melissa S. Forsythe, Monica Breslow, and John W. Salyer, Jr.). A total of 1,651,033 shares of common stock (assuming conversion of our outstanding shares of preferred stock into common stock) are currently covered by the registration rights agreement. In the event that the new shareholders receive additional shares of our common stock and convertible preferred stock pursuant to the earn-out provisions related to the acquisition of Indeck, the additional shares of common stock, including shares received upon conversion of preferred stock, will be covered by the registration rights agreement.

       The registration rights granted under the registration rights agreement entitle the parties to demand, at any time after June 30, 2002, a total of three registrations of common stock, one of which can be a shelf registration. The parties also have "piggyback" registration rights. The registration rights agreement also contains customary provisions regarding the payment of expenses by us and mutual indemnification agreements between us and the new shareholders for securities law violations.

ANTI-TAKEOVER EFFECTS OF SOUTH DAKOTA LAW AND PROVISIONS OF OUR CHARTER AND
BYLAWS

       South Dakota law and our articles of incorporation and bylaws contain certain provisions that might be characterized as anti-takeover provisions. These provisions may make it more difficult to acquire control of us or remove our management.

CONTROL SHARE ACQUISITIONS. The control share acquisition provisions of the South Dakota Domestic Public Corporation Takeover Act provide generally that the shares of a publicly held South Dakota corporation acquired by a person that exceed the thresholds of voting power described below will have the same voting rights as other shares of the same class or series only if approved by:

           - the affirmative vote of the majority of all outstanding shares entitled to vote, including all shares held by the acquiring person; and

           - the affirmative vote of the majority of all outstanding shares entitled to vote, excluding all interested shares.

Each time an acquiring person reaches a threshold, an election must be held as described above before the acquiring person will have any voting rights with respect to shares in excess of such threshold. The thresholds which require shareholder approval before voting powers are obtained with respect to shares acquired in excess of such thresholds are 20%, 33 1/3% and 50%, respectively. We have elected in our articles of incorporation not to be subject to these provisions of South Dakota law.

BUSINESS COMBINATIONS. We are subject to the provisions of Section 47-33-17 of the South Dakota Domestic Public Corporation Takeover Act. In general,
Section 47-33-17 prohibits a publicly held South Dakota corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date that the person became an interested shareholder unless the business combination or the transaction in which the person became an interested shareholder is approved in a prescribed manner. After the four year period has elapsed, the business combination must still be approved, if not previously approved in the manner prescribed, by the affirmative vote of the holders of a majority of the outstanding voting shares exclusive, in some instances, of those shares beneficially owned by the interested shareholder. Generally, a "business combination" includes a merger, a transfer of 10% or more of the corporation's assets, an issuance or transfer of stock equal to 5% or more of the aggregate market value of all of the corporation's outstanding shares, the adoption of a plan of liquidation or dissolution, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an "interested shareholder" is a person who, together with affiliates and associates, owns 10% or more of the corporation's voting stock. This provision may delay, defer or prevent a change in control of us without the shareholders taking further action.

       The South Dakota Domestic Public Corporation Takeover Act further provides that our board, in determining whether to approve a merger or other change of control, may take into account both the long-term as well as short-term interests of us and our shareholders, the effect on our employees, customers, creditors and suppliers, the effect upon the community in which we operate and the effect on the economy of the state and nation.

FAIR PRICE PROVISION. Our articles of incorporation require the affirmative vote of the holders of 80% or more of the outstanding shares of our voting stock to approve any "business transaction" with any "related person" or any "business transaction" in which a "related person" has an interest. However, if a majority of the members of our board who are not affiliated with the related party approve the business transaction, or if the cash or fair market value of any consideration received by our shareholders pursuant to a business transaction meets certain enumerated requirements, then the 80% voting requirement will not be applicable. Generally, a "business transaction" includes a merger, asset or stock sale. Generally, a "related person" is defined as any person or entity that owns 10% or more of our outstanding voting stock. The likely effect of this provision is to delay, defer or prevent a change in control of us.

BOARD COMPOSITION. Our articles of incorporation and bylaws provide for a staggered board of directors divided into three classes, with the term of office of one class expiring each year. Our articles of incorporation and bylaws also provide that our directors may be removed only for cause and by the affirmative vote of the majority of the total number of members of the board of directors, without including the director who is the subject of the removal determination. The likely effect of our staggered board of directors and the limitation on the removal of directors is an increase in the time required for the shareholders to change the composition of our board of directors.

AUTHORIZED BUT UNISSUED SHARES. The authorized but unissued shares of our common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

       Our board of directors has no present intention to issue any new series of preferred stock; however, our board has the authority, without further shareholder approval, to issue one or more series of preferred stock that could, depending on the terms of the series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although our board of directors is required to make any determination to issue such stock based on its judgment as to the best interest of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. Our board of directors does not intend to seek shareholder approval prior to any issuance of stock, unless otherwise required by law or the rules of the stock exchange on which our common stock is listed.

SHAREHOLDER ACTION BY WRITTEN CONSENT MUST BE UNANIMOUS. South Dakota law provides that any action which may be taken at a meeting of shareholders may be taken without a meeting if a written consent, setting forth the action taken, is signed by all of the shareholders entitled to vote with respect to the action taken. This provision prevents holders of less than all of our common stock from unilaterally using the written consent procedure to take shareholder action.

TRANSFER AGENT AND REGISTRAR

       The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

                             DESCRIPTION OF WARRANTS

OFFERED WARRANTS

       We may issue warrants that are debt warrants or equity warrants. We may offer warrants separately or together with one or more additional warrants or debt or equity securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants' expiration date.

       DEBT WARRANTS. We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale.

       EQUITY WARRANTS. We may also issue warrants to purchase, including warrant spreads, on terms to be determined at the time of sale, shares of our common or preferred stock.

GENERAL TERMS OF WARRANTS

       The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants and warrant spreads:

           - the specific designation and aggregate number of, and the price at which we will issue, the warrants;

           -      the currency with which the warrants may be purchased;

           - the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

           - whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

           - any applicable material United States federal income tax consequences;

           - the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination, or other agents;

           - the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

           - if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

           -      information with respect to book-entry procedures, if any;

           - the terms of the securities issuable upon exercise of the warrants;

           -      the antidilution provisions of the warrants, if any;

           -      any redemption or call provisions;

           - the exercise price and procedures for exercise of the warrants;

           - the terms of any warrant spread and the market price of our common stock which will trigger our obligation to issue shares of our common stock in settlement of a warrant spread;

           - whether the warrants are to be sold separately or with other securities as part of units; and

           -      any other terms of the warrants.

SIGNIFICANT PROVISIONS OF THE WARRANT AGREEMENTS

       We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive, and holders of warrants should review the detailed description of the relevant warrant agreement included in any prospectus supplement.

MODIFICATIONS WITHOUT CONSENT OF WARRANTHOLDERS. We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

           -      cure any ambiguity;

           - cure, correct or supplement any defective or inconsistent provision; or

           - amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

ENFORCEABILITY OF RIGHTS OF WARRANTHOLDERS. The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property, if any, purchasable upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

REGISTRATION AND TRANSFER OF WARRANTS. Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

NEW YORK LAW TO GOVERN. The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

                              PLAN OF DISTRIBUTION

         We may sell the securities offered by this prospectus:

         -    through underwriters or dealers;
         -    through agents;
         -    directly to purchasers; or
         -    through a combination of any of these methods of sale.

Any underwriter, dealer or agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933.

         The applicable prospectus supplement relating to the securities will set forth:

         - their offering terms, including the name or names of any underwriters, dealers or agents;
         - the purchase price of the securities and the net proceeds we may receive from the sale;
         - any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;
         -    any initial public offering price;
         - any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and
         -    any securities exchanges on which the securities may be listed.

         If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions,

         -    at a fixed price or prices which may be changed, or
         -    at market prices prevailing at the time of sale, or
         -    at prices related to such prevailing market prices, or
         -    at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the offered securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

         Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

         Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

         Each class or series of securities will be a new issue of securities with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

                                 LEGAL OPINIONS

         Morill Thomas Nooney & Braun, LLP, Rapid City, South Dakota, will issue an opinion for Black Hills regarding the validity of the debt securities, the shares of preferred stock, the shares of common stock and the warrants offered by this prospectus. Certain legal matters will be passed upon for Black Hills by Conner & Winters, A Professional Corporation, Tulsa, Oklahoma, and for the underwriters, dealers, or agents, if any, by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.


                                     EXPERTS

         The audited financial statements incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

         Future financial statements of the company and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    All amounts, which are payable by the Registrant, except the SEC registration fee, are estimates.


           SEC registration fee....................................................        $  100,000
           Printing and shipping expenses..........................................           125,000
           Legal fees and expenses.................................................           265,000
           Accounting fees and expenses............................................            60,000
           Trustee's and transfer agent's fees and expenses........................            15,000
           Rating agency fees......................................................           100,000
           Consulting fees and expenses............................................           400,000
           Miscellaneous...........................................................            35,000
                                                                                           ----------
                       Total.......................................................        $1,100,000
                                                                                           ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 47-5-27 of the South Dakota Codified Laws provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if that person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The Bylaws of the Registrant provide that, with respect to actions, suits or proceedings other than by or in the right of the Registrant, the Registrant shall indemnify an officer or director against liability incurred by such person as authorized under the South Dakota Codified Laws. With respect to actions or suits by or in the right of the Registrant, the Bylaws of the Registrant provide that the Registrant shall indemnify any officer or director for any action or proceeding he is made a party to by reason of the fact that he is or was a director or officer of the Registrant, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action or suit, if he acted in good faith and in a manner he reasonably believed to be within the scope of his authority and in, or not opposed to, the best interests of the Registrant, except for those claims, issues or matters as to which such officer or director shall have been adjudged to be liable to the Registrant, unless such indemnification is deemed proper by a court. In addition, the Registrant has entered into specific agreements with the directors and officers of the Registrant providing for indemnification of such persons under certain circumstances.

         The Registrant's Articles of Incorporation also eliminate the liability of the Registrant's directors for monetary damages for breach of their fiduciary duty as directors. This provision, however, does not eliminate a director's liability (a) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any violation of Sections 47-5-15 to 47-5-19, inclusive, of the South Dakota Codified Laws, which relate in part to certain unlawful dividend payments or stock redemptions or repurchases, or (d) for any transaction from which the director derived an improper personal benefit.

         The Registrant carries directors' and officers' liability insurance to insure its directors and officers against liability for certain errors and omissions and to defray costs of a suit or proceeding against an officer or director.

ITEM 16.  EXHIBITS.

         The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated by reference herein.

       Exhibit
       Number                               Description
       -------        ----------------------------------------------------------------------------------

            1***      Form of Underwriting Agreement.
            2**       Plan of Exchange Between Black Hills Corporation and Black Hills Holding
                      Corporation.
            4.1**     Articles of Incorporation of the Registrant.
            4.2****   Articles of Amendment of the Registrant.
            4.3**     Bylaws of the Registrant.
            4.4****   Statement of Designations, Preferences and Relative Rights and Limitations of
                      No Par Preferred Stock,
                      Series 2000-A of the Registrant.
            4.5*      Form of Indenture (Senior Debt Securities).
            4.6*      Form of Senior Debt Security (included in Exhibit 4.5).
            4.7*      Form of Indenture (Subordinated Debt Securities).
            4.8*      Form of Subordinated Debt Security (included in Exhibit 4.7).
            4.9*      Form of Stock Certificate for Common Stock, Par Value $1.00 Per Share.
            4.10***   Form of Warrants.
            4.11***   Form of Warrant Agreement.
            5*        Opinion of Morrill Thomas Nooney & Braun, LLP, regarding the legality of the securities.
            8***      Opinion of Morrill Thomas Nooney & Braun, LLP, regarding certain federal tax matters.
           12*        Statements Regarding Computation of Ratio of Earnings to Fixed Charges and
                      Ratio of Earnings to Fixed Charges and Preferred Stock Dividend.
           23.1*      Consent of Independent Public Accountants.
           23.2*      Consent of Morrill Thomas Nooney & Braun, LLP (included in Exhibit 5).
           23.3***    Consent of Morrill Thomas Nooney & Braun, LLP (included in Exhibit 8).
           24*        Power of Attorney (included on the signature page to this Registration Statement).


                                      II-2

           25***      Statement of Eligibility and Qualification on Form T-1 of Trustee.

----------
*       Filed herewith.
** Previously filed as an exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-52664), and incorporated by reference herein.
*** To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.
**** Previously filed as an exhibit to the Registrant's Current Report on Form 8-K filed on December 26, 2000.


ITEM 17.  UNDERTAKINGS.

       (a)    The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective Registration Statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (i)    The undersigned Registrant undertakes that:

              (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

              (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (j) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rapid City, State of South Dakota, on the 26th day of December, 2000.

                                       BLACK HILLS CORPORATION


                                       By:     /s/   DANIEL P. LANDGUTH
                                            -----------------------------------
                                            Daniel P. Landguth
                                            Chairman of the Board and
                                            Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Daniel P. Landguth, Mark T. Thies and Roxann R. Basham and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

               Signature                        Title                                  Date
               ---------                        -----                                  ----

  /s/   DANIEL P. LANDGUTH               Chairman of the Board and              December 26, 2000
-------------------------------------    Chief Executive Officer
Daniel P. Landguth                       (Principal Executive Officer)



  /s/   MARK T. THIES                    Senior Vice President and              December 26, 2000
-------------------------------------    Chief Financial Officer
Mark T. Thies                            (Principal Financial Officer)



  /s/   ROXANN R. BASHAM                 Vice President - Controller and        December 26, 2000
-------------------------------------    Corporate Secretary
Roxann R. Basham                         (Principal Accounting Officer)



                                      II-5

  /s/   JOHN R. HOWARD                   Director                               December 26, 2000
-------------------------------------
John R. Howard


  /s/   DAVID C. EBERTZ                  Director                               December 26, 2000
-------------------------------------
David C. Ebertz


  /s/   ADIL M. AMEER                    Director                               December 26, 2000
-------------------------------------
Adil M. Ameer


  /s/   EVERETT E. HOYT                  Director                               December 26, 2000
-------------------------------------
Everett E. Hoyt


  /s/   THOMAS J. ZELLER                 Director                               December 26, 2000
-------------------------------------
Thomas J. Zeller


  /s/   DAVID S. MANEY                   Director                               December 26, 2000
-------------------------------------
David S. Maney


  /s/   BRUCE B. BRUNDAGE                Director                               December 26, 2000
-------------------------------------
Bruce B. Brundage


  /s/   KAY S. JORGENSEN                 Director                               December 26, 2000
-------------------------------------
Kay S. Jorgensen


  /s/   GERALD R. FORSYTHE               Director                               December 26, 2000
-------------------------------------
Gerald R. Forsythe

                                INDEX TO EXHIBITS

       Exhibit
       Number                               Description
       -------                              -----------

       1***         Form of Underwriting Agreement.
       2**          Plan of Exchange Between Black Hills Corporation and Black Hills Holding
                    Corporation.
       4.1**        Articles of Incorporation of the Registrant.
       4.2****      Articles of Amendment of the Registrant.
       4.3**        Bylaws of the Registrant.
       4.4****      Statement of Designations, Preferences and Relative Rights and Limitations of No Par
                    Preferred Stock, Series
                    2000-A of the Registrant.
       4.5*         Form of Indenture (Senior Debt Securities).
       4.6*         Form of Senior Debt Security (included in Exhibit 4.5).
       4.7*         Form of Indenture (Subordinated Debt Securities).
       4.8*         Form of Subordinated Debt Security (included in Exhibit 4.7).
       4.9*         Form of Stock Certificate for Common Stock, Par Value $1.00 Per Share.
       4.10***      Form of Warrants.
       4.11***      Form of Warrant Agreement.
       5*           Opinion of Morrill Thomas Nooney & Braun, LLP, regarding the legality of the securities.
       8***         Opinion of Morrill Thomas Nooney & Braun, LLP, regarding certain federal tax matters.
      12*           Statements Regarding Computation of Ratio of Earnings to Fixed Charges and
                    Ratio of Earnings to Fixed Charges and Preferred Stock Dividend.
      23.1*         Consent of Independent Public Accountants.
      23.2*         Consent of Morrill Thomas Nooney & Braun, LLP (included in Exhibit 5).
      23.3***       Consent of Morrill Thomas Nooney & Braun, LLP (included in Exhibit 8).
      24*           Power of Attorney (included on the signature page to this Registration Statement).
      25***         Statement of Eligibility and Qualification on Form T-1 of Trustee.

------------
*       Filed herewith.
** Previously filed as an exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-52664), and incorporated by reference herein.
*** To be filed by amendment or as an exhibit to a Current Report on Form 8-K in `connection with a specific offering.
**** Previously filed as an exhibit to the Registrant's Current Report on Form 8-K filed on December 22, 2000.


                                      II-7